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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Diplomat Direct Marketing Corporation
Teaneck, New Jersey


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated January 30, 1999 relating to the financial statements of Diplomat Direct Marketing Corporation and of our report dated May 16, 1997, except for Note 2 which is as of February 19, 1998, relating to the financial statements of Lew Magram LTD.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                 /s/ BDO Seidman, LLP

                                                 BDO Seidman, LLP


New York, New York
June 10, 1999